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                                                                    EXHIBIT 10.6



                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT is entered into as of September 29, 1999, by and between WILLIAM D. YOUNG (the "EXECUTIVE") and VIROLOGIC, INC., a Delaware corporation (the "COMPANY").

        1. DUTIES AND SCOPE OF EMPLOYMENT.

               (a) POSITION. For the term of his employment under this Agreement ("EMPLOYMENT"), the Company agrees to employ the Executive in the position of Chairman and Chief Executive Officer. The Executive shall report to the Company's Board of Directors (the "Board").

               (b) OBLIGATIONS TO THE COMPANY. During the term of his Employment, the Executive shall devote his full business efforts and time to the Company; provided, however, that this shall not preclude the Executive from serving as a non-executive member of the board of directors of up to three other companies to the extent such other companies do not compete with the Company and that such service does not materially impact the ability of the Executive to fulfill his obligations to the Company. The Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

               (c) NO CONFLICTING OBLIGATIONS. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

               (d) COMMENCEMENT DATE. The Executive shall commence Employment with the Company on a part-time basis starting on October 4, 1999 and shall commence Employment with the Company on a full-time basis starting on November 1, 1999.

        2. CASH AND INCENTIVE COMPENSATION.

               (a) SALARY. The Company shall pay the Executive as compensation for his services a base salary at a gross annual rate of $300,000, payable in accordance with the Company's standard payroll schedule. (The compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

               (b) INCENTIVE BONUSES. The Executive shall be eligible to be considered for an annual incentive bonus as part of the Company's bonus program based on objective or subjective criteria established by the Board after consultation with Executive. Such bonus shall be contingent upon Executive's continued employment through the end of the bonus period and



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Executive shall have no right to any pro rata portion of the bonus. The determinations of the Board with respect to such bonus shall be final and binding.

               (c) STOCK GRANTS.

                      (i) In consideration of Executive's service to date as a member of the Board, and subject to the approval of the Board, the Company shall grant to the Executive a stock bonus award of 300,000 shares of the Company's Common Stock. Such stock bonus award shall be granted as soon as reasonably practicable after the date of this Agreement, but in no event later than September 30, 1999. The shares of stock granted pursuant to such stock bonus award shall be fully vested and not subject to repurchase by the Company. In addition, the Company will pay to Executive a cash bonus in the gross amount of $180,000 on January 15, 2000 and a cash bonus in the gross amount of $180,000 on April 15, 2000. Such cash bonuses shall be subject to the Company's standard withholding policies and procedures.

                      (ii) Subject to the approval of the Board, the Company shall grant to the Executive an incentive stock option under the Company's 1996 Stock Plan covering 300,000 shares of the Company's Common Stock. Such incentive stock option shall be granted as soon as reasonably practicable after the date of this Agreement, but in no event later than October 10, 1999. The per share exercise price of the option will be equal to the per share fair market value of the common stock on the date of grant, as determined by the Board of Directors. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive's Employment. The Executive shall vest in 60,000 of the option shares on December 31, 1999 and an additional 5,000 of the option shares on the last day of each month of continuous service thereafter.

                      (iii) Subject to the approval of the Board, the Company shall grant the Executive a non-qualified stock option covering 500,000 shares of the Company's Common Stock. Such option shall be granted as soon as reasonably practicable after the date of this Agreement, but in no event later than October 10, 1999. The per share exercise price of the option will be equal to the per share fair market value of the common stock on the date of grant, as determined by the Board of Directors. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive's Employment. The Executive shall vest in 25% of the option shares after the first 12 months of continuous service and shall vest in the remaining option shares in equal monthly installments over the next three years of continuous service. Such option will include an early exercise provision that allows Executive to exercise the option as to vested and unvested shares, subject to a right of repurchase with respect to unvested shares.

                      (iv) Subject to the approval of the Board, the Company shall grant the Executive an additional non-qualified stock option covering 500,000 shares of the Company's Common Stock. Such option shall be granted as soon as reasonably practicable after the date of this Agreement, but in no event later than October 10, 1999. The per share exercise price of the option will be equal to the per share fair market value of the common stock on the date of grant, as determined by the Board of Directors. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive's Employment. The option shares shall vest as to 100% of the shares on the fifth anniversary of the commencement date of



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Executive's employment with the Company, provided Executive remains continuously employed by the Company through that date. Prior to the fifth anniversary of Executive's employment commencement date, the vesting of the option shares shall accelerate as to one-half (1/2) of the option shares on the occurrence of (i) a merger or acquisition of the Company where the value of the merger or acquisition per share of Common Stock is more than $9.25 (as adjusted for stock splits, stock dividends, recapitalizations and the like), or (ii) the Company makes an initial public offering ("IPO") with a per share price to the public of more than $9.25 (as adjusted for stock splits, stock dividends, recapitalizations and the like). Prior to the fifth anniversary of Executive's employment commencement date, the vesting of the option shares shall accelerate as to an additional one-half (1/2) of the option shares if the Company's product revenue for any fiscal year exceeds $20,000,000 for such fiscal year before December 31, 2001. Such option will include an early exercise provision that allows Executive to exercise the option as to vested and unvested shares, subject to a right of repurchase with respect to unvested shares.

                      (v) The grants of options pursuant to subsections (ii),
(iii) and (iv) above shall be subject to the Company's standard form of stock option agreement, copies of each of which are attached hereto as exhibits and must be executed as a condition of the grant. While Executive remains employed by the Company he shall have the right to exercise his options by delivery of a non-recourse promissory note, provided: (i) the promissory note is secured by property other than the shares of stock being purchased ("Other Property"), (ii) the Other Property is not owned by the payee of the promissory note, and (ii) the Other Property is worth as much as the principal value of the promissory note on the date of exercise. As an alternative to a non-recourse promissory note, Executive shall have the right to exercise his options while he remains employed by the Company by delivering a full recourse promissory note secured by a pledge of the shares purchased thereunder. If required under the laws of the Company's state of incorporation, Executive shall pay cash for the par value of the exercised option shares. Interest on the promissory note shall be repayable annually at the applicable Federal rate under the Internal Revenue Code to avoid imputed income and the principal balance and interest shall be due in full on the earlier of the fourth anniversary of Executive's hire date, 90 days after the Executive's termination of employment, or the one year anniversary of the Company's initial public offering. The note shall be subject to such other terms and conditions as may be agreed to by the Company and Executive. The credit extended to Executive hereunder shall equal the aggregate option price payable for the purchased shares. For 90 days following the effective date of the termination of his employment for any reason, Executive shall have the right to exercise his vested stock options.

                      (vi) If the Company terminates Executive's Employment Without Cause (as defined in section 6(d)) within one year after a Change of Control or Executive resigns for Good Reason within one year after a Change of Control, then each of Executive's outstanding options will become fully vested. "Change of Control" shall mean (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation. "Good Reason" for Executive's resignation will exist if he resigns within sixty days of any of the following: (i) any reduction in his base salary, except as generally applicable to all executive officers;
(ii) a change in his



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position with the Company which materially reduces his level of responsibility;
or (iii) any requirement that he relocate his place of employment by more than fifty (50) miles from his then current office, provided such reduction, change or relocation is effected by the Company without his written consent.

               (d) SPECIAL BONUS. Executive will participate in a special bonus program pursuant to which he will be paid a net cash bonus of at least $50,000 and, subject to the approval of the Board, up to $100,000 each year, which will be grossed up for tax purposes, provided he is employed as of November 1 of such year.

        3. VACATION AND EXECUTIVE BENEFITS. During the term of his Employment, the Executive shall be eligible for paid vacations in accordance with the Company's standard policy for similarly situated employees, as it may be amended from time to time. During the term of his Employment, the Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

        4. BUSINESS EXPENSES. During the term of his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

        5. TERM OF EMPLOYMENT.

               (a) BASIC RULE. Executive will remain employed with the Company from the commencement date set forth in Section 1(d) until the date when the Executive's Employment terminates pursuant to Subsection (b) below. The Executive's Employment with the Company shall be "at will," and either the Executive or the Company may terminate the Executive's Employment at any time, for any reason, with or without Cause. Any contrary representations, which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

               (b) TERMINATION. The Company may terminate the Executive's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Executive notice in writing. The Executive may terminate his Employment by giving the Company 14 days' advance notice in writing. The Executive's Employment shall terminate automatically in the event of his death or permanent disability.

               (c) RIGHTS UPON TERMINATION. Except as expressly provided in
Section 6, upon the termination of the Executive's Employment pursuant to this
Section 5, the Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2,



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3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.

               (d) TERMINATION AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Executive's obligations under Section 7.

        6.     TERMINATION BENEFITS.

               (a) SEVERANCE PAY. If the Company terminates the Executive's Employment for any reason other than for Cause, or if employment is terminated by the death or permanent disability of the Executive, then the Company shall:

                      (i) pay the Executive his Base Compensation for a period of twelve (12) months following the termination of his Employment (the "Continuation Period"), which Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures, and

                      (ii) provide for vesting of the options granted pursuant to Sections 2(c)(ii) and 2(c)(iii) in an amount equal to an additional twelve
(12) months following the termination of his Employment (if the Executive has been continuously employed by the Company for less than two years at the time of the termination) or provide for vesting of the options granted pursuant to Sections 2(c)(ii), (iii) and (iv) such that they shall become fully vested (if the Executive has been continuously employed by the Company for two years or more at the time of the termination).

               (b) HEALTH INSURANCE. If Subsection (c) below applies, and if the Executive elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of his Employment, then the Company shall pay the Executive's monthly premium under COBRA until the earliest of (i) the close of the Continuation Period or (ii) the expiration of the Executive's continuation coverage under COBRA.

               (c) GENERAL RELEASE. Any other provision of this Agreement notwithstanding, if the Executive has been continuously employed by the Company for two years or more at the time of his termination then Subsections (a) and
(b) above shall only apply if the Executive (i) has executed a general release (in the form attached hereto as Exhibit A) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and
(ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

               (d) DEFINITION OF "CAUSE." For all purposes under this Agreement, "Cause" shall mean:

                      (i) Unauthorized use or intentional disclosure of the confidential information or trade secrets of the Company;



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                      (ii) Any material breach of this Agreement or the Employee
Proprietary Information Agreement between the Executive and the Company;

                      (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                      (iv) Misappropriation of the assets of the Company or other acts of dishonesty;

                      (v) Engagement in substance abuse which substantially impairs Executive's ability to perform the duties and obligations of Executive's employment or causes material harm to the reputation of the Company;

                      (vi) Personal engagement in any act of moral turpitude that causes material harm to the reputation of the Company;

                      (vii) Commencement of employment with another employer while Executive is an employee of the Company without the prior consent of the Board of Directors; or

                      (VIII) Material misconduct or gross negligence in the performance of duties assigned to the Executive under this Agreement.

        7. NON-SOLICITATION AND NON-DISCLOSURE.

               (a) NON-SOLICITATION. During the period commencing on the date of this Agreement and continuing until (i) the date Executive's Employment terminates if the Company terminates Executive's Employment for any reason other than Cause, or (ii) the first anniversary of the date Executive's Employment terminates if Executive resigns for any reason or the Company terminates Executive's Employment for Cause, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive's own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company's affiliates.

               (b) NON-DISCLOSURE. As a condition of employment the Executive has entered into a Proprietary Information Agreement with the Company, which is incorporated herein by reference.

        8. SUCCESSORS.

               (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

               (b) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.



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        9. MISCELLANEOUS PROVISIONS.

               (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive), No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) WHOLE AGREEMENT. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement and the Proprietary Information Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

               (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

               (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

               (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Executive's Employment or the termination thereof, shall be settled in South San Francisco, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the patties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration will be in lieu of a jury trial and Executive and the Company each waive their right to a jury trial. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Executive shall share equally all fees and expenses of the arbitrator. Both parties hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.



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               (h) NO ASSIGNMENT. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.




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               (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                       WILLIAM D. YOUNG

                                       /s/ WILLIAM D. YOUNG
                                       -----------------------------------------
                                       VIROLOGIC, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



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                          [Exhibit A - Form of Release]

                          GENERAL RELEASE OF ALL CLAIMS

        In consideration of the severance benefit to be paid to me by Virologic, Inc. in accordance with the Employment Agreement entered into as of September __, 1999, I hereby fully and forever release and discharge Virologic, Inc. and its directors, officers, employees, agents, successors, predecessors, subsidiaries, shareholders, employee benefit plans and assigns (together the "Company"), from all claims and causes of action arising out of or relating in any way to my employment with the Company, including the termination of my employment.

        1. I understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury or emotional distress and claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (ADEA), the California Fair Employment and Housing Act, the Family and Medical Leave Act or any federal or state law or regulation relating to employment or employment discrimination. I further understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims under the Employee Retirement Income Security Act of 1974 (ERISA) related to severance benefits. I further understand that by this RELEASE I agree not to assist, encourage, institute or cause to be instituted the filing of any administrative charge or legal proceeding against the Company relating to employment discrimination.

        2. I also hereby agree that nothing contained in this RELEASE shall constitute or be treated as an admission of liability or wrongdoing by me or the Company. This RELEASE does not relieve the Company of its obligations to comply with the terms of the Employment Agreement, any stock option agreement or any employee benefit plan or similar program in which I am a participant or eligible for benefits.

        3. I agree to abide by Company's Proprietary Information and Inventions Agreement that I previously executed.

        4. In addition, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which states as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

        5. I hereby acknowledge that I have read and understand the foregoing RELEASE and that I sign it voluntarily and without coercion. I further acknowledge that I was given an opportunity to consider and review this RELEASE and to consult with an attorney of my own choosing concerning the waivers contained in this RELEASE and that the waivers are knowing,



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conscious and with full appreciation that I am forever foreclosed from pursuing any of the rights that I waived.

        6. I understand that I may have up to twenty-one (21) days after receipt of this letter within which I may review and consider, discuss with an attorney of my own choosing, and decide to execute or not execute it. I also understand for a period of seven (7) days after I sign this RELEASE, I may revoke this RELEASE and that the RELEASE will not become effective until seven (7) days after I sign it, and only then if I do not revoke it. In order to revoke this agreement, I must deliver to the Chairman of the Board of Virologic, Inc. within seven (7) days after I have executed this RELEASE, a letter stating that I am revoking it.

        7. I understand that if I choose to revoke this RELEASE within seven (7) days after I signed it, I will not receive any severance benefit and the RELEASE will have no effect.

        8. Before signing my name to this RELEASE, I state that:

        [ ] I have read it,

        [ ] I understand it,

        [ ] I know that I am giving up important rights,

        [ ] I am aware of my right to consult an attorney before signing it, and

        [ ] I have signed it knowingly and voluntarily.



Dated:
      ---------------------------      -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Print Full Name




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